EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of February 5, 1996, between DAVID E. ULLMAN ("Executive") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Employment of Executive

     Employer hereby agrees to employ Executive, and Executive hereby agrees to be and remain in the employ of Employer, upon the terms and conditions hereinafter set forth. This Agreement is a contract for the personal services of Executive and services pursuant hereto may only be performed by Executive.

2.   Employment Period

     The term of Executive's employment under this Agreement (the "Employment Period") shall commence as of the date hereof and shall, subject to earlier termination as provided in Section 5, continue through February 4, 1998 and shall continue thereafter for successive one-year periods if, at least 180 days before the end of the initial two year period or any subsequent one-year period, Employer gives notice to Executive of its desire to continue the Employment Period, in which case the Employment Period shall continue for one year beyond the then-current term. Notwithstanding the foregoing, the Employment Period shall not continue beyond its then-current term as a result of said notice from Employer if, within thirty (30) days after receipt of such notice, Executive shall notify Employer of Executive's intent to terminate this Agreement as of the end of the then-current term.

3.   Duties and Responsibilities

     During the Employment Period, Executive (i) shall have the title of Executive Vice President - Chief Financial Officer and (ii) shall devote substantially all of his business time and expend his best efforts, energies and skills to the business of the Company. Executive shall perform such duties, consistent with his status as Executive Vice President - Chief Financial Officer, as he may be assigned from time to time by Employer's Chief Executive Officer (the "Chief Executive Officer").

4.   Compensation and Related Matters

     4.1 Base Salary. Employer shall pay to Executive during the Employment Period an annual base salary (the "Base Salary") of $170,000 for each year of the Employment Period. The Base Salary for each year shall be payable in installments in accordance with the Company's policy on payment to executives in effect from time to time.

     4.2 Annual Bonus. For fiscal year 1996 and for each fiscal year that begins during the Employment Period (each such fiscal year, a "Bonus Year"), Executive shall be eligible to receive a bonus (each, a "Bonus") of up to 40% of Base Salary pursuant to the terms and conditions of Employer's Bonus Plan in effect from time to time.


     4.3 Other Benefits. During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to receive such fringe benefits as are, or are from time to time hereafter, generally provided by Employer to Employer's senior management employees (other than those provided under or pursuant to separately negotiated individual employment agreements or arrangements).

5.   Termination of Employment Period

     5.1 Termination Without Cause or Good Reason. Employer may terminate the Employment Period at any time without cause. Executive may, by delivery of not less than 60 days' notice to Employer at any time during the Employment Period, terminate the Employment Period without good reason.

     5.2 By Employer for Cause. Employer may, at any time during the Employment Period by notice to Executive, terminate the Employment Period "for cause" effective immediately. For the purposes hereof, "for cause" means any misconduct, including, but not limited to (a) conviction of Executive in a court of competent jurisdiction of a crime constituting a felony or other serious offense; or (b) the commission of an act not approved of or ratified by the Board of Directors involving a conflict of interest or self-dealing relating to Employer or any subsidiary or affiliate thereof; or (c) commission of an act of fraud or misrepresentation (including the omission of material facts); or (d) failure of Executive to obey any order or directive of the Board of Directors of the Company or the Chief Executive Officer, provided such order or directive is lawful and not contrary to Executive's duties, responsibilities and authority as an Executive Vice President of the Company and is consistent with Executive's status as an Executive Vice President of the Company; or (e) violation by Executive of any rule, regulation or policy of Employer generally applicable to other employees of the Company.

     5.3 By Executive for Good Reason. Executive may, at any time during the Employment Period by notice to Employer, terminate the Employment Period under this Agreement "for good reason" effective immediately. For the purposes hereof, "for good reason" means (i) any material breach by Employer of any provision of this Agreement which, if susceptible of being cured, is not cured within 30 days of delivery of notice thereof to Employer by Executive or (ii) the occurrence of a change in control (as hereinafter defined) of Employer provided that not more than 90 days shall have elapsed subsequent to Executive's becoming aware of the occurrence of the change in control. Without limitation of the generality of the foregoing, each of the following shall be deemed to be a material breach of this Agreement by Employer: (y) any failure timely to pay (or any reduction in) compensation paid or payable to Executive pursuant to the provisions of Section 4 hereof; and (z) any reduction in the duties, responsibilities or perquisites of Executive as provided in Section 3.1 hereof.

     For purposes of this Agreement, a "change in control" of the Company shall be deemed to have occurred if, as a result of a single transaction or a series of transactions, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company ( including any nominee corporation that holds shares of the Company on behalf of the beneficial owners of such corporation), in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; or (B) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company (including any nominee corporation that holds shares of the Company on behalf of the beneficial owners of such corporation), in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities and there are at least a majority of directors serving on the Board of Directors who were not serving in such capacity as of the date hereof or who were not elected with the consent of the Executive; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     5.4 Death. The Employment Period shall end on the date of Executive's death.

6.   Termination Compensation; Non-Compete

     6.1 Termination Without Cause by Employer or for Good Reason by Executive. If the Employment Period is terminated by Employer pursuant to the provisions of
Section 5.1 hereof or by Executive pursuant to the provisions of Section 5.3 hereof, Employer will pay to Executive the greater of (a) Base Salary for the balance of the Employment Period, or (b) Base Salary for one (1) year, calculated in each case, at the applicable Base Salary rate which would have been in effect for each year during the balance of Employment Period, assuming no termination, payable in equal installments at the times Base Salary would have been paid had the Employment Period not been terminated. All other benefits provided for in Section 4.3 shall be continued at the expense of Employer for the period that payments are required to be made pursuant to the preceding provisions of this Section 6.1.

     6.2 Certain Other Terminations. If the Employment Period is terminated by Employer pursuant to the provisions of Section 5.2, by Executive pursuant to
Section 5.1 or as a result of the death of Executive pursuant to the provisions of Section 5.4, Employer shall pay to Executive Base Salary (calculated at its then current rate per year) through the date of termination. Employer shall have no obligation to continue any other benefits provided for in Section 4 past the date of termination.

     6.3 No Other Termination Compensation. Executive shall not, except as set forth in this Section 6, be entitled to any compensation following termination of the Employment Period, except as otherwise provided in any stock options granted by Employer to Executive.


     6.4 Mitigation. Executive shall not be required to mitigate the amount of any payments or benefits provided for hereunder upon termination of the Employment Period by seeking employment with any other person, or otherwise, nor shall the amount of any such payments or benefits be reduced by any compensation, benefit or other amount earned by, accrued for or paid to Executive as the result of Executive's employment by or consultancy or other association with any other person, provided, that any medical, dental or hospitalization insurance or benefits provided to Executive with his employment by or consultancy with an unaffiliated person during such period shall be primary to the benefits to be provided to Executive pursuant to this Agreement for the purposes of coordination of benefits.

     6.5 Non-Compete. For so long as any termination compensation is being paid to Executive pursuant to this Section 6 or, in the event of termination of this Agreement by Employer for cause or by Executive without good reason, for the balance of what would have been the current Employment Period assuming no such termination, Executive shall not, directly or indirectly, (i) engage in any activities that are in competition with the Company in any geographic area where the Company is engaged in business, (ii) solicit any customer of the Company or
(iii) solicit any person who is then employed by the Company or was employed by the Company within one year of such solicitation to (a) terminate his or her employment with the Company, (b) accept employment with anyone other than the Company, or (c) in any manner interfere with the business of the Company.
Executive acknowledges and agrees that in the event of any violation or threatened violation by Executive of his obligations under the preceding sentence, Employer shall be entitled to injunctive relief without any necessity to post bond.

7.   Indemnification

     The Company shall indemnify and hold Executive harmless from and against any expenses (including attorneys' fees of the attorneys selected by Executive to represent him, which shall be advanced as incurred), judgements, fines and amounts paid in settlement incurred by him by reason of his being made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission to act by Executive during the Employment Period or otherwise by reason of the fact that he is or was a director or officer of Employer or any subsidiary or affiliate included as a part of the Company, to the fullest extent and in the manner set forth and permitted by the General Corporation Law of the State of Delaware and any other applicable  law  as  from  time  to  time in  effect.  The  provisions  of  this
Section 7 shall survive any termination of the Employment Period or any deemed termination of this Agreement.

8.   Miscellaneous

     8.1 Notices. Any notice, consent or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by registered or certified mail, postage paid (deemed given five days after deposit in the U.S. mails) or personally or by facsimile transmission (deemed given upon receipt), or at such other address as either party shall designate by notice given to the other in the manner provided herein. Notices to Employer shall be sent to: Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, Maryland 21074-2095, Attn: Secretary. Notices to Executive shall be sent to: Mr. David Ullman, Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, Maryland 21074-2095.

     8.2 Taxes. Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate in the reasonable judgement of Employer to comply with applicable laws and regulations.

     8.3 Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed therein. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. If any provision of this Agreement, or any part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     8.4 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Baltimore, Maryland in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitration award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until expiration of the Employment Period during the pendency of any arbitration.

     8.8 Entire Agreement and Representation. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its several businesses, or relating to the Company's assets, liabilities, operations, future plans or prospects have been made by or on behalf of Employer to Executive. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     8.9 Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs (in the case of Executive) and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       JOS. A. BANK CLOTHIERS, INC.

                                       By:_____________________________________
                                             Timothy F. Finley, Chairman, Chief
                                                Executive Officer and President

                                       ________________________________________
                                       DAVID E. ULLMAN